UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2025

VITAL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street	Suite 1000
Tulsa	Oklahoma	74120
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 24, 2025, Vital Energy, Inc., a Delaware corporation (“Vital” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crescent Energy Company, a Delaware corporation (“Crescent” or “Parent”), Venus Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub Inc.”), and Venus Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub LLC”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.

Transaction Structure and Consideration

Pursuant to the terms of the Merger Agreement, Parent will acquire the Company in an all-equity transaction through: (i) the merger of Merger Sub Inc. (the “First Company Merger”) with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”) and (ii) immediately following the First Company Merger, the merger of the Surviving Corporation (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”) with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”), in each case, on the terms and subject to the conditions set forth in the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement:

•

at the effective time of the First Company Merger (the “Effective Time”), (i) each share of capital stock of Merger Sub Inc. issued and outstanding immediately prior to the Effective Time will be converted into and will represent one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and (ii) each share of common stock, par value $0.01 per share, of the Company, issued and outstanding immediately prior to the Effective Time (excluding certain Excluded Shares) will be converted into the right to receive from Parent 1.9062 fully paid and nonassessable shares of Class A common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”), with cash to be paid in lieu of fractional shares, (the “Merger Consideration”); and

•

at the effective time of the Second Company Merger (the “Second Company Merger Effective Time”), (i) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Company Merger Effective Time will automatically be cancelled and cease to exist, and no consideration will be delivered in exchange therefor, and (ii) the limited liability company interests of Merger Sub LLC issued and outstanding as of immediately prior to the Second Company Merger Effective Time will remain outstanding and will not be affected by virtue of the Second Company Merger, and no consideration will be paid in respect thereof, and Parent will continue as the sole member of the Surviving Company.

Post-Closing Ownership

As a result of the Mergers and as of the closing of the Mergers (the “Closing”), the Company and its stockholders (the “Company Stockholders”) as of immediately prior to the Effective Time will own approximately 23% of the outstanding shares of Parent Common Stock, and Parent and its stockholders as of immediately prior to the Effective Time will own approximately 77% of the outstanding shares of Parent Common Stock. Following the Closing, Parent will cause the number of directors constituting the board of directors of Parent (the “Parent Board”) to increase to 12 and include two directors to be designated by the Company (such directors, the “Company Designated Directors”).

Treatment of Equity Awards

At the Effective Time, each option to purchase Company Common Stock under the Company’s Omnibus Equity Incentive Plan, dated as of December 10, 2024, as amended (the “Company Equity Incentive Plan,” and each such option, a “Company Stock Option” outstanding immediately before the Effective Time, whether vested or unvested, will, automatically be assumed by Parent and converted into an option to purchase shares of Parent Common Stock (each, a “Converted Option”). Each Converted Option will continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Stock Option immediately before the Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each

Converted Option will be exercisable for a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Company Common Stock subject to the Company Stock Option immediately before the Effective Time and (B) the Exchange Ratio, and (ii) the per share exercise price for each share of Parent Common Stock issuable upon exercise of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Company Common Stock of such Company Stock Option immediately before the Effective Time by (B) the Exchange Ratio.

As of the Effective Time, each award of shares of Company Common Stock subject solely to time-based vesting (each, a “Company RS Award”) that is outstanding under the Company Equity Incentive Plan immediately prior to the Effective Time will automatically (i) vest in full immediately prior to the Effective Time and (ii) be cancelled and converted into the right to receive, at the Effective Time, without interest, the Merger Consideration with respect to each share of Company Common Stock subject to such Company RS Award.

As of the Effective Time, each award of outstanding restricted stock unit that is (a) subject in whole or in part to performance-based vesting and (b) payable in cash (each, a “Company Cash-Settled PSU Award”) that is outstanding under the Company Equity Incentive Plan immediately prior to the Effective Time will automatically (i) vest in full, with performance conditions deemed to have been satisfied at the target level, immediately prior to the Effective Time and (ii) each such Company Cash-Settled PSU Award will be cancelled without any action on the part of any holder or beneficiary thereof in consideration for the right to receive a lump sum cash payment with respect thereto equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Cash-Settled PSU Award (after giving effect to the deemed performance attainment described in clause (i), and (B) the closing trading price per share of Company Common Stock reported on the New York Stock Exchange (the “NYSE”) on the trading date immediately preceding the Closing Date, net of any applicable tax withholding.

As of the Effective Time, any amounts in a Company Board member’s “Deferred Stock Account” (as such term is defined under the Company’s Director Deferred Compensation Plan) (each a “Company Director Deferred Stock Award”) will become payable in a lump sum cash payment equal to (A) the total number of shares of Company Common Stock subject to such Company Director Deferred Stock Award and (B) the closing trading price per share of Company Common Stock reported on the NYSE on the trading date immediately preceding the Closing Date, net of any applicable tax withholding.

Recommendation of the Company Board

The board of directors of the Company (the “Company Board”), at a meeting duly called and held, by unanimous vote, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, the Company Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, and (iii) resolved to recommend that the Company Stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers (such recommendation, the “Company Board Recommendation”).

Conditions to Closing

The completion of the Mergers is subject to certain customary mutual conditions, including (i) the receipt of the required approval from the Company Stockholders (the “Company Stockholder Approval”), (ii) the receipt of the required approval from Parent’s stockholders (the “Parent Stockholder Approval”), (iii) the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iv) the absence of any governmental order or law that makes consummation of the Mergers illegal or otherwise prohibited, (v) Parent’s registration statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and no stop order having been issued, initiated or, to the knowledge of the Company or Parent, threatened by the SEC, and (vi) the shares of Parent Common Stock issuable in connection with the Mergers having been authorized for listing on the NYSE, subject to official notice of issuance. The obligation of each party to consummate the Mergers is further conditioned upon certain of the parties’ representations and warranties being true and correct (subject to certain materiality exceptions), the absence of a material adverse effect on each party, the parties having performed in all material respects their respective obligations under the Merger Agreement, and the receipt by each party of a compliance certificate.

No Solicitation

Each of the Company and Parent has agreed to, and has agreed to cause its subsidiaries and its and their respective officers and directors to, and use reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease and cause to be terminated any discussion or negotiations with any person with respect to a Competing Proposal (as defined below).

From and after the date of the Merger Agreement, and subject to certain exceptions set forth in the Merger Agreement, each of the Company and Parent has agreed that it will not, and will cause its subsidiaries and its respective officers and directors not to, and will use reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiry or the making of any alternative business combination proposal with respect to itself (a “Competing Proposal”), (ii) engage in, continue or otherwise participate in any discussions or negotiations with any person with respect to a Competing Proposal, (iii) furnish any non-public information regarding the Company or Parent, as the case may be, or their respective subsidiaries or access to their respective properties, assets or employees in connection with or in response to a Competing Proposal, (iv) enter into any letter of intent or agreement in principal, or other agreement relating to, or providing for a Competing Proposal or (v) submit any Competing Proposal to the approval of the stockholders of the Company or Parent.

However, prior to the receipt of Company Stockholder Approval or Parent Stockholder Approval, as the case may be, each of the Company and Parent may engage in the activities described in clauses (ii) and (iii) above with a person who has made a written, bona fide Competing Proposal; provided that (i) no non-public information is furnished until the Company or Parent has received an executed confidentiality agreement containing limitations on the use and disclosure of non-public information that are no less favorable to the Company or Parent in any material respect in the aggregate than those in place between the Company and Parent, (ii) such material non-public information has been made available to the Company or Parent, as the case may be, prior to or concurrently with the time the information is made available to the person making the proposal, (iii) prior to taking any such actions, the Company Board or Parent Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is, or could reasonably be expected to lead to, a Company Superior Proposal or Parent Superior Proposal (such terms as defined in the Merger Agreement) and (iv) the Company Board or Parent Board, as the case may be, determines in good faith that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties owed to its stockholders.

Pursuant to the Merger Agreement, each party is required to advise the other party in writing of the receipt of any Competing Proposal made on or after the date of the Merger Agreement or any request for non-public information or data relating to such party or any of its subsidiaries made in connection with a Competing Proposal or any request for discussions or negotiations with such party or a representative of the party relating to a Competing Proposal (including the identity of the person making the proposal) within twenty-four (24) hours thereof, and the parties are required to provide (within the twenty-four (24) hour time frame), (i) an unredacted copy of any such Competing Proposal or (ii) if the Competing Proposal is not made in writing, a written summary of the material financial and other terms of such Competing Proposal. Further, the parties are required to (i) keep each other reasonably informed (within twenty-four (24) hours thereof) with respect to the status and material terms of any such Competing Proposal, and any material requests, changes or developments to the status or terms of any such discussions or negotiations and (ii) provide (within twenty-four (24) hours thereof) copies of all material written correspondence and other material written materials provided to such parties or its subsidiaries or representatives. The parties must also notify each other if the party in receipt of a Competing Proposal determines to begin providing information to or engaging in discussions or negotiations concerning a Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.

Change of Recommendation

Except as expressly contemplated by the Merger Agreement, each of the Company Board and the Parent Board (and any committee thereof) has agreed that it will not (i) withhold, withdraw, modify or qualify, or propose publicly to withhold, withdraw, modify or qualify, in a manner adverse to its counterparty, the Company Board Recommendation or Parent Board Recommendation, (ii) fail to include the Company Board Recommendation or Parent Board Recommendation in the joint proxy statement/prospectus of the Company and Parent, (iii) approve, adopt, endorse or recommend, or publicly recommend or announce any intention to approve, adopt endorse or recommend any Competing Proposal, (iv) publicly declare advisable or publicly propose to enter into any letter of intent or agreement relating to or providing for a Competing Proposal, (v) fail to recommend against a Competing Proposal that is structured as a tender offer or exchange offer on or prior to ten (10) Business Days after its commencement, or (vi) cause or permit the entry into any of the agreements contemplated in clause (iv).

However, prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, the Company Board or Parent Board may, as the case may be, in response to an unsolicited superior proposal for an alternative transaction (a “Superior Proposal”), effect a change to its recommendation in certain limited circumstances, subject to complying with certain notice and other specified conditions, including giving Parent or the Company the opportunity to propose revisions to the terms of the Merger Agreement during the applicable match right period as set forth in the Merger Agreement (a “Change of Recommendation”) if, prior to taking such action, (i) the Company Board or Parent Board (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that such Competing Proposal is a Superior Proposal and not taking such action would be reasonably likely to be inconsistent with the Company Board’s or Parent Board’s fiduciary obligations to its stockholders under applicable law, (ii) the party in receipt of such proposal has given written notice to its counterparty that it has received such proposal specifying the material terms and conditions of such proposal, including a copy of the Competing Proposal and any applicable transaction and financing documents, and that it intends to take such action and during the period ending on the fourth business day after the date on which such notice is given, it has negotiated in good faith with its counterparty regarding a possible amendment of the Merger Agreement or a possible alternative transaction so that the Competing Proposal ceases to be a Superior Proposal and (iii) the counterparty, within such period described in the foregoing clause (ii) has proposed revisions to the terms and conditions of the Merger Agreement, and the Company Board or Parent Board (or any committee thereof), as the case may be, after consultation with its financial advisors and outside legal counsel, determines in good faith that notwithstanding such revisions that the Competing Proposal remains a Superior Proposal with respect to the counterparty’s revised proposal and failing to make a Change of Recommendation or taking such action would be reasonably likely to be inconsistent with the Company Board’s or Parent Board’s, as the case may be, fiduciary obligations to its stockholders under applicable law.

In addition, each of the Company and Parent is permitted to, prior to receipt of its requisite stockholder approval, in response to an intervening event, effect a Change of Recommendation if (i) the Company Board or Parent Board (or any committee thereof), as the case may be, determines in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with or violate its fiduciary obligations to its stockholders under applicable law, (ii) each party has given written notice to its counterparty at least four (4) business days before taking any action that such party has determined that an intervening event has occurred or arisen and that it intends to effect a Change of Recommendation and (iii) the party has, and has caused its representatives to be made reasonably available to, negotiate in good faith with its counterparty (to the extent such counterparty desires to negotiate) regarding a possible amendment of the Merger Agreement or a possible alternative transaction to obviate the need to effect a Change of Recommendation, and either (A) the counterparty has not proposed revisions to the terms and conditions of the Merger Agreement prior to the earlier to occur of the scheduled time for the applicable stockholders meeting and the fourth (4th) Business Day after the date on which such notice is given or (B) if the counterparty, within such period described in the foregoing clause (A) has proposed revisions to the terms and conditions of the Merger Agreement, and the Company Board or Parent Board (or any committee thereof), as the case may be, after consultation with its outside legal counsel, determines in good faith that such revisions do not obviate the need for such board of directors to effect a Change of Recommendation and that the failure to make a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to its stockholders under applicable law, provided that each time there is a material change regarding any intervening event, the time period set forth in the foregoing clause (A) prior to which either party may effect a Change of Recommendation will be extended for two (2) business days after notification of such change to the other party.

Termination Rights and Fees

The Merger Agreement contains certain termination rights for each of the Company and Parent, including the right to terminate:

•	by mutual written consent of the Company and Parent;

•	by either the Company or Parent, if:

•

any governmental authority has issued an order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers, which shall have become final and nonappealable, or if any law is adopted that permanently makes consummation of the Mergers illegal or otherwise permanently prohibited;

•	the Closing has not occurred on or before March 31, 2026;

•

one party breaches any of its respective representations or warranties or if such party fails to perform their respective covenants, such that certain conditions to Closing cannot be satisfied and such breach is not cured or cannot be cured in accordance with the terms of the Merger Agreement;

•	the Company Stockholder Approval has not been obtained; or

•	the Parent Stockholder Approval has not been obtained;

•

by Parent, if (i) prior to receipt of the Company Stockholder Approval, the Company Board or any committee thereof has effected a Company Change of Recommendation or (ii) the Company or its directors or officers have willfully and materially breached their obligations under the non-solicitation provisions of the Merger Agreement;

•

by the Company, if (i) prior to receipt of the Parent Stockholder Approval, the Parent Board or any committee thereof has effected a Parent Change of Recommendation or (ii)Parent or its directors or officers have willfully and materially breached their obligations under the non-solicitation provisions of the Merger Agreement;

•	by the Company, prior to the receipt of the Company Stockholder Approval, to enter into a definitive agreement with respect to a Company Superior Proposal; and

•	by Parent, prior to the receipt of the Parent Stockholder Approval, to enter into a definitive agreement with respect to a Parent Superior Proposal.

To the extent the Merger Agreement is terminated by (i) Parent in response to a Company Change of Recommendation or the Company’s (or its director’s or officer’s) breach of the non-solicitation provisions in the Merger Agreement or (ii) the Company to pursue a Company Superior Proposal, then in each case the Company will be required to pay Parent a termination fee in the amount equal to $22,500,000 (the “Company Termination Fee”). If the Merger Agreement is terminated by (i) the Company in response to a Parent Change of Recommendation or Parent’s (or its director’s or officer’s) breach of the non-solicitation provisions in the Merger Agreement or (ii) Parent to pursue a Parent Superior Proposal, then in each case Parent will be required to pay the Company a termination fee in the amount equal to $76,900,000 (the “Parent Termination Fee”).

Further, in the event (i) (A) the Merger Agreement is terminated by either the Company or Parent following the failure to obtain the Company Stockholder Approval or Parent Stockholder Approval and a Competing Proposal has been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five (5) business days prior to the applicable stockholders’ meeting, or (B) the Merger Agreement is terminated by Parent or the Company due to a breach by its applicable counterparty of its representations and warranties or covenants and a Competing Proposal with respect to such breaching party has been announced, disclosed or otherwise communicated to senior management of the Company or Parent or the Company Board or Parent Board, in each case as applicable, and not withdrawn and (ii) within twelve (12) months after the date of such termination, the Company or Parent enters into a definitive agreement with respect to a Competing Proposal or publicly approves or recommends to its stockholders or otherwise does not oppose, in the case of a tender or exchange offer, or consummates a Competing Proposal, then the Company will be required to pay Parent the Company Termination Fee or Parent will be required to pay the Company the Parent Termination Fee, as applicable.

Other Terms

The Merger Agreement contains customary representations and warranties of the Company and Parent relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and Parent, including, among others, covenants relating to the conduct of their respective businesses during the interim period between the date of the Merger Agreement and the Closing, the obligation of each party to refrain from taking certain actions without the other party’s consent and the obligation of each party to call a meeting of its stockholders for purposes of obtaining the requisite stockholder approval.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the respective parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholder Voting and Support Agreements

Additionally, as an inducement to the Company entering into the Merger Agreement, on August 24, 2025, certain existing stockholders of Parent, including Independence Energy Aggregator LP (“IE Aggregator”), PT Independence Energy Holdings LLC, John C. Goff, Goff MCF Partners, LP, Goff Family Investments, LP, The John C. Goff 2010 Family Trust, JCG 2016 Holdings, LP, Goff MCEP Holdings, LLC, Goff MCEP II, LP, Goff Focused Energy Strategies, LP and The Goff Family Foundation (collectively, the “Parent Supporting Stockholders”) entered into those certain Voting and Support Agreements (the “Parent Support Agreements”), by and among Parent, the Company and the Parent Supporting Stockholders, pursuant to which the Parent Supporting Stockholders have agreed, among other things, (i) not to transfer any of their shares of Parent Common Stock, (ii) to vote their shares of Parent Common Stock in favor of the issuance of Parent Common Stock in connection with the Mergers and (iii) to vote their shares of Parent Common Stock against (A) any Competing Proposal or other proposal that would reasonably be expected to impede, interfere with or delay the consummation of the Mergers and (B) any action or agreement that would result in a breach of any covenant, representation, warranty or any other obligation or agreement of Parent or its subsidiaries contained in the Merger Agreement or of such Parent Supporting Stockholder contained in the Parent Support Agreements. The Parent Support Agreements will terminate upon the earlier to occur of (a) the Parent Stockholder Approval, (b) the termination of the Merger Agreement in accordance with its terms and (c) the Effective Time. The Parent Supporting Stockholders, collectively, hold approximately 28% of the outstanding voting power of the Company.

In addition, the Parent Support Agreement to which IE Aggregator is a party contains additional obligations to (i) comply with the obligations of the parties under the Merger Agreement relating to the HSR Act, (ii) comply with the restrictions on transfers set forth in Section 13.07(a) of Crescent’s Amended and Restated Certificate of Incorporation with respect to any indirect transfer of its shares of Parent’s Series I Preferred Stock, par value $0.0001 per share, for three years following the Closing, and (iii) (A) take all actions necessary to cause the increase in the size of the Parent Board and appointment of the Company Designated Directors to the Parent Board following the Closing and (B) not remove or replace any Company Designated Director for a period of two years following the Closing, other than for cause.

The foregoing summaries of the Parent Support Agreements are qualified in their entirety by reference to the full text of the Parent Support Agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Vital and Crescent. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information

In connection with the Transaction, Crescent will file with the SEC a registration statement on Form S-4, that will include a joint proxy statement of Crescent and Vital and a prospectus of Crescent. The Transaction will be submitted to Crescent’s and Vital’s stockholders for their consideration. Crescent and Vital may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Crescent and Vital. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Crescent or Vital may file with the SEC or send to stockholders of Crescent or Vital in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF CRESCENT AND VITAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Crescent or Vital through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Vital will be made available free of charge on Vital’s website at vitalenergy.com, under the “Investors—Financial Information” tab, or by directing a request to Investor Relations, Vital Energy, Inc., 521 East 2nd Street, Suite 1000, Tulsa, OK 74120, Tel. No. (918) 513-4570. Copies of documents filed with the SEC by Crescent will be made available free of charge on Crescent’s website at crescentenergyco.com under the “Investors—SEC Filings” tab or by directing a request to Investor Relations, Crescent Energy Company, 600 Travis Street, Suite 72000, Houston, TX 77002, Tel. No. (713) 332-7001.

Participants in the Solicitation

Crescent and Vital and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Vital’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, (i) is set forth in Vital’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal One – Election of Three Class III Directors at the 2025 Annual Meeting”, “Proposal Three – Advisory Vote Approving the Compensation of Our Named Executive Officers”, “Stock Ownership Information”, and “Related Party Transactions”, which was filed with the SEC on April 10, 2025 and available at https://www.sec.gov/Archives/edgar/data/1528129/000152812925000071/vtle-20250409.htm and (ii) to the extent holdings of Vital’s securities by the directors or executive officers have changed since the amounts set forth in Vital’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001528129. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing Vital’s website at vitalenergy.com.

Information regarding Crescent’s executive officers and directors, including a description of their direct or indirect interests, by security holdings or otherwise, (i) is set forth in Crescent’s Annual Report on Form 10-K for the year ended December 31, 2024, including under Part III, Item 10. Directors, Executive Officers and Corporate Governance, Part III, Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, and Part III, Item 13. Certain Relationships and Related Transactions, and Director Independence, which was filed with the SEC on February 26, 2025, and available at https://www.sec.gov/Archives/edgar/data/1866175/000186617525000024/crgy-20241231.htm and (ii) to the extent holdings of Crescent’s securities by its directors or executive officers have changed since the amounts set forth in Crescent’s Annual Report on Form 10-K for the year ended December 31, 2024, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001866175. You can obtain a free copy of these documents at the SEC’s website at www.sec.gov or by accessing Crescent’s website at crescentenergyco.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Crescent or Vital expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Crescent may not approve the issuance of new shares of Class A common stock in the Transaction or that stockholders of Vital may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Crescent’s Class A common stock or Vital’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Crescent and Vital to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Crescent’s or Vital’s control, including those detailed in Crescent’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at crescentenergyco.com and on the SEC’s website at http://www.sec.gov, and those detailed in Vital’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Vital’s website at vitalenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Crescent or Vital believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Crescent and Vital undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*#	Agreement and Plan of Merger, dated as of August 24, 2025, by and among Vital Energy, Inc., Crescent Energy Company, Venus Merger Sub I Inc. and Merger Sub II LLC.

10.1#	Voting and Support Agreement, dated as of August 24, 2025, by and among Vital Energy, Inc., Crescent Energy Company and PT Independence Energy Holdings LLC.

10.2#	Voting and Support Agreement, dated as of August 24, 2025, by and among Vital Energy, Inc., Crescent Energy Company and Independence Energy Aggregator LP.

10.3	Form of Voting and Support Agreement, dated as of August 24, 2025, by and among Vital Energy, Inc., Crescent Energy Company and John C. Goff.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#

Certain portions of this exhibit are omitted pursuant to Item 601(b)(2) or Item 601(b)(10)(iv) of Regulation S-K because they are not material and are the type that the registrant treats as private or confidential. The registrant hereby undertakes to furnish a copy of any omitted portion upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

By:	/s/ Bryan J. Lemmerman
Name:	Bryan J. Lemmerman
Title:	Executive Vice President and Chief Financial Officer

Date: August 25, 2025